Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
Press Contact
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4254
marketing@mergehealthcare.com
MERGE HEALTHCARE TO CORRECT ACCOUNTING ERROR
AND RECEIVED DELISTING NOTICE FROM NASDAQ
Milwaukee, WI, August 13, 2007 — Merge Technologies Incorporated, doing business as Merge Healthcare (NASDAQ: MRGE; TSX: MRG), a leading provider of medical imaging software and services, announced today that it will be required to correct an error in how it has recognized revenue from certain software and maintenance contracts dating back to 2004 and earlier and that on August 13, 2007, the Company was notified that the Company’s common stock is subject to delisting from the NASDAQ Global Market.
As previously announced in a press release dated August 10, 2007, the Company’s management and Audit Committee of the Board of Directors, in consultation with its independent registered public accounting firm, has reviewed the Company’s method of recognizing revenue from certain contracts that contain both a license of software and related maintenance and support. The Company has now determined that the previous accounting for the revenue is in error and will require restatement of previously issued financial statements. While the Company’s management and Audit Committee cannot at this time quantify the impact of the restatement, the Company will be required to restate its audited financial statements for the years ended December 31, 2004, 2005, and 2006, as well as other financial information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the unaudited financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 to reflect the proper accounting treatment. The Company intends to work expeditiously with its independent registered public accounting firm and other professional advisors to make the necessary corrections to its audited financials and file amendments to these periodic reports and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 as soon as possible.
Ken Rardin, the Company’s Chief Executive Officer, noted “While we are obviously disappointed about the restatement of our previously issued financial statements, it is important to understand that this issue relates to a very complex technical interpretation of the accounting rules and our software and maintenance contracts with our customers. The customer contracts affected are the same contracts that have been used for several years, and the restatement is not the result of improprieties by any of our personnel. We are committed to resolving this matter quickly, and while doing so, will not lose our focus on our business and our customers.”
The Company received written notice of a NASDAQ Staff Determination that the Company has not satisfied a rule for continued listing on NASDAQ (NASDAQ Marketplace Rule 4310(c)(14)) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and the Company’s common stock is, therefore, subject to delisting from the NASDAQ Global Market. As provided for in the NASDAQ Marketplace Rules, the Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. No action will be taken to delist the Company’s common stock until the Panel has completed its review, though there can be no assurance that the Panel will grant the Company’s request for continued listing.
In addition, the Company hereby suspends its Form S-1 related to issuance of the Company’s common stock in exchange for exchangeable shares of Merge/Cedera ExchangeCo Limited. Accordingly, no shares of the Company’s common stock may be issued for such exchangeable shares until further notice.
# # #
Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.mergehealthcare.com.
Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, costs, risks and effects of the past and planned restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission (formerly an informal inquiry) and class action, derivative, and other lawsuits; the uncertainty created by, the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; risks in product and technology development, market acceptance of new products and continuing product demand; the impact of competitive products and pricing; the Company’s ability to integrate acquisitions; changing economic conditions; credit and payment risks associated with end-user sales, the Company’s dependence on major customers; the Company’s dependence on key personnel; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.